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                                                                    EXHIBIT 24.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 10, 1999, accompanying the financial statements incorporated by reference in the Annual Report of zeroplus.com, Inc. (formerly e-Net, Inc.) on Form 10-KSB for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of zeroplus.com, Inc., on Form S-8, to be filed on or about March 3, 2000.

/s/ GRANT THORNTON LLP

Vienna, Virginia
March 3, 2000